UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 22, 2010

Fastenal Company
(Exact name of registrant as specified in its charter)

Minnesota	0-16125	41-0948415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Theurer Boulevard, Winona, Minnesota	55987-1500
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (507) 454-5374

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

□   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 20, 2010, Fastenal Company (the “Company”) held its annual meeting of shareholders in Winona, Minnesota (“Annual Meeting”).  As of the record date, there were a total of 147,430,712 shares of Common Stock outstanding and entitled to vote at the Annual Meeting.  At the Annual Meeting, 129,575,916 shares of Common Stock were represented in person or by proxy; therefore, a quorum was present.  The following is a brief description of each matter voted upon at the Annual Meeting and a statement of the number of votes cast for, against or withheld, and the number of abstentions with respect to each matter, as applicable.

(a)
Votes regarding the election of the persons named below as directors for a term expiring at the annual meeting of shareholders in 2011 and until their respective successors have been duly elected and qualified were as follows:

	Total Number of	Total Number of
Names of Directors	Votes Cast For	Votes Withheld

Robert A. Kierlin	87,105,328	21,249,698
Stephen M. Slaggie	94,638,476	13,716,550
Michael M. Gostomski	106,489,816	1,865,210
Willard D. Oberton	94,267,878	14,087,148
Michael J. Dolan	103,022,582	5,332,444
Reyne K. Wisecup	94,210,227	14,144,799
Hugh L. Miller	105,631,189	2,723,837
Michael J. Ancius	107,432,233	922,793
Scott A. Satterlee	105,609,768	2,745,258

There were 21,220,890 Broker Non-Votes for the directors.

Based on the votes set forth above, the foregoing persons were duly elected to serve as directors for a term expiring at the annual meeting of shareholders in 2011 and until their respective successors have been duly elected and qualified.

(b)	Votes regarding the ratification of the appointment of KPMG LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2010, were as follows:

For	Against	Abstain
127,357,499	2,133,987	84,430

Based on the votes set forth above, the appointment of KPMG LLP as the independent registered public accounting firm of the Company to serve for the fiscal year ending December 31, 2010 was duly ratified by our shareholders.

Additional information regarding Fastenal Company is available on the Fastenal Company World Wide Web site at www.fastenal.com.   FAST-G

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fastenal Company
(Registrant)

April 22, 2010	/s/ DANIEL L. FLORNESS
(Date)	Daniel L. Florness Chief Financial Officer